UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2009

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On August 4, 2009, 3M Company (“3M”) contributed 8,329,862 shares of its common stock with a corresponding dollar value of approximately $600 million to its defined benefit pension plan, the 3M Employee Retirement Income Plan (the “Plan”). The contribution was made from treasury stock. ERISA rules do not require a contribution at this time, however 3M voluntarily contributed the amount  in order to improve the Plan’s funded status.  An independent fiduciary, State Street Bank and Trust Company, has been appointed to manage the securities on the Plan’s behalf.

A related registration rights agreement between 3M and State Street Bank and Trust Company, on behalf of the Plan, dated as of August 4, 2009, is filed as Exhibit 99.1 to this Current Report on Form 8-K for incorporation by reference into 3M’s Registration Statement on Form S-3 (No. 333-157374).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Registration Rights Agreement with State Street Bank and Trust Company, on behalf of the Plan, dated August 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: August 4, 2009